EXHIBIT 23.3 - Consent of Registered Patent Attorney


David G. Henry, Registered Patent Attorney
Looper, Reed and McGraw, P.C.
1601 Elm Street, Suite 43600
Dallas, Texas  75201


214 954 4135




I hereby consent to the reference made in this Registration Statement to my opinion letter dated May 14, 2007 discussing Signal Advance technology/ intellectual property to which Registrant refers in such Registration Statement.

I also consent to the references to us under the heading "Experts" in such Registration statement.


/s/ David G. Henry			Date: 4 Mar 2013

David G. Henry, Esq,
Registered Patent Attorney